As filed with the Securities and Exchange Commission on August 7, 2014

Registration No. 333-197204

SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

John Deere Receivables, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	36-3837230

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 600

1 East First Street

Reno, Nevada 89501

(775) 786-5914

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd E. Davies

Deere & Company

One John Deere Place

Moline, Illinois 61265-8098

(309) 765-5161

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Stuart K. Fleischmann Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022	Renwick D. Martin Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 2 to the registration statement is solely to file an exhibit to the registration statement as set forth below in Item 16 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.             Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$1,803,200.00
Legal fees and expenses	$1,656,525.98
Accounting fees and expenses	$2,900,000.00
Blue Sky fees and expenses	$1,056,000.00
Rating agency fees	$15,000.00
Owner Trustee fees and expenses	$5,530,000.00
Indenture Trustee fees and expenses	$121,000.00
Printing and engraving	$289,000.00
Miscellaneous	$240,000.00
$60,000.00
Total	$13,670,725.98

Item 15.             Indemnification of Directors and Officers

Section 78.7502 of the General Corporation Law of Nevada authorizes the registrant to indemnify its directors and officers under specified circumstances. Article Fourteenth of the certificate of incorporation of the registrant provides in effect that the registrant shall provide certain indemnification of its directors and officers.

Section 145 of the General Corporation Law of Delaware also authorizes Deere & Company to indemnify persons who serve as directors or officers of the registrant at the request of Deere & Company under specified circumstances. Article Seventh of the restated certificate of incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons.

The directors and officers of the registrant are insured, under policies of insurance maintained by Deere & Company, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

The forms of underwriting agreements filed as a part of Exhibit 1 to this registration statement provide for indemnification of directors and officers of John Deere Receivables, Inc. who sign this registration statement and controlling persons of John Deere Receivables, Inc. by the underwriters, and for indemnification of each underwriter and its controlling persons by John Deere Receivables, Inc., against certain liabilities. Similar provisions are contained in agreements entered into between John Deere Receivables, Inc. and groups of underwriters on past occasions.

Item 16.             Exhibits

*1.1-	Form of Underwriting Agreement for the Notes

+3.1-	Certificate of Incorporation of John Deere Receivables, Inc. (incorporated by reference to Exhibit 3.1 to registration statement on Form S-3 no. 33-66922)

+3.2-	By-Laws of John Deere Receivables, Inc. (incorporated by reference to Exhibit 3.2 to registration statement on Form S-3 no. 333-130966)

*4.1-	Form of Indenture between the Trust and the Indenture Trustee

*4.2-	Form of Floating Rate Asset Backed Note issued by a Trust

*4.3-	Form of Trust Agreement between John Deere Receivables, Inc. and the Owner Trustee

*4.4-	Form of Certificate of Trust of John Deere Owner Trust (included in Exhibit 4.3 hereto)

5.1-	Opinion of Shearman & Sterling LLP with respect to legality

*5.2-	Opinion of Richards, Layton & Finger with respect to legality

*8.1-	Opinion of Shearman & Sterling LLP with respect to tax matters

*8.2-	Opinion of Lane & Waterman LLP with respect to Iowa tax

*23.1-	Consent of Shearman & Sterling LLP (included in Exhibits 5.1 and 8.1 hereto)

*23.2-	Consent of Richards, Layton & Finger (included in Exhibit 5.2 hereto)

*23.3-	Consent of Lane & Waterman LLP (included in Exhibit 8.2 hereto)

*24-	Powers of Attorney

*25.1-	Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee for John Deere Owner Trust (Form T-1)

*99.1-	Form of Sale and Servicing Agreement among John Deere Receivables, Inc., John Deere Capital Corporation and the Owner Trustee

*99.2-	Form of Purchase Agreement between John Deere Capital Corporation and John Deere Receivables, Inc.

+	Incorporated by reference
*	Previously Filed

Item 17.             Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the foregoing paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

Provided, further, however that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b) of the Trust Indenture Act.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

(3)	that, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 430B shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(4)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used by or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement for the asset-backed securities being registered on this form will be met by the time of the sale and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on August 7, 2014.

JOHN DEERE RECEIVABLES, INC. (Registrant)

By:	*
Name: Rajesh Kalathur
Title: President

Signature	Title	Date

* Rajesh Kalathur	Director, President, Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer	August 7, 2014

* Todd E. Davies	Director and Secretary	August 7, 2014

* David L. Evans	Director and Vice President	August 7, 2014

* John K. Lawson	Director and Vice President	August 7, 2014

* James A. Israel	Director and Senior Vice President	August 7, 2014

* Jenny R. Kimball	Director, Vice President and Treasurer	August 7, 2014

*	The undersigned, by signing his or her name hereto, does hereby sign the Amendment No. 2 to the registration statement on behalf of the above-indicated officer or director of the registrant pursuant to the Power of Attorney signed by such officer or director.

By:	/s/ Jenny R. Kimball
Name: Jenny R. Kimball
Title: Director, Vice President and Treasurer